Exhibit 99.1

June 2, 2008

Mr. Larry Keener, Chairman & CEO

Palm Harbor Homes, Inc.

15303 Dallas Parkway, Suite 800

Addison, Texas 75001-4600

Dear Larry:

It is with regret that, for personal reasons, I have decided not to stand for re election to the board of directors of Palm Harbor Homes. I have enjoyed very much my years on the board. You should be proud of your company and especially of your management team.

Best of luck to you and everyone at Palm Harbor.

Very truly,

/s/ Jerry D. Mallonee
Jerry D. Mallonee

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